UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 31, 2007


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                        0-22011                 86-0760991
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

     2575 East Camelback Road, Ste. 450, Phoenix, AZ               85016
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         (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01     OTHER EVENTS.

         On May 31, 2007, the United States District Court for the Southern District of New York modified its previously issued preliminary injunction and extended it to April 26, 2008 unless, prior to that date, an award issues in the arbitration entitled SYNOVICS PHARMACEUTICALS, INC. ET AL. V. NOSTRUM PHARMACEUTICALS, INC. (the "Arbitration Matter") currently pending before the American Arbitration Association, in which event the Court will entertain requests to extend the injunction pending any appeal from any such award. The injunction applies to Metformin Extended Release formulations. While the Arbitration Matter is pending the registrant is free to continue to prosecute the continued development of Metformin, to file with the FDA an application for a site transfer for the manufacture of the approved 500 mg extended release version, and to decide whether to file an Abbreviated New Drug Application
(ANDA) for a 750 mg extended release version of the drug. The Court Order requires certain progress reporting conditions of registrant.

         As requested by registrant, the injunction was modified to terminate its application to Alprazolam, Alfuzosin, Paroxetine, and Metoprolol Succinate. The modification is consistent with registrant's position in the Arbitration Matter that the Technology License Agreement, under which rights to an exclusive license for these and other potential products were provided by Nostrum Pharmaceuticals, Inc. ("Nostrum"), should be invalidated and all shares of stock purchased by Nostrum and all monies paid under the agreement should be returned to registrant in light of the underlying facts and Nostrum's misconduct. Nostrum, which is controlled by Nirmal Mulye ("Mulye"), currently owns approximately 30% of the registrant's shares on a fully diluted basis. The hearing in the Arbitration Matter is scheduled to begin on January 21, 2008 before a three-judge arbitration panel.

         As previously reported, the registrant on March 2, 2007, in a separate action, commenced a lawsuit in the United States District Court for the District of New Jersey against Mulye, Anil Anand ("Anand") and Nostrum. Mulye is a former member of the Board of Directors (the "Board") and former Chief Scientific Officer of the registrant. As part of the lawsuit, registrant alleges that Mulye introduced Anand to the registrant without disclosing the background of Anand, a confessed felon in a $700 million bank fraud. In the action, the registrant alleges, among other things, that (i) Mulye breached fiduciary duties and usurped corporate opportunities as a member of the Board and Chief Scientific Officer and that Anand and Nostrum aided and abetted Mulye in such actions, (ii) Mulye, Anand and Nostrum tortiously interfered with prospective contractual relationships of the registrant, (iii) Mulye fraudulently induced the registrant to enter in certain financial transactions, and (iv) Mulye, Anand and Nostrum conspired to breach fiduciary duties and steal valuable corporate opportunities. The registrant has requested a jury trial and seeks compensatory and punitive damages and a constructive trust over corporate opportunities usurped from the registrant. A trial date has not yet been scheduled in the action.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

   (d)   EXHIBITS

         99.1 Copy of Order dated May 31, 2007 of the United States District Court for the Southern District of New York, SYNOVICS PHARMACEUTICALS, INC. ET AL. V. NOSTRUM PHARMACEUTICALS, INC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 4, 2007


                                    SYNOVICS PHARMACEUTICALS, INC.

                                    By:    /s/ Ronald H. Lane
                                       --------------------------------------
                                    Name:  Ronald H. Lane, Ph.D.
                                    Title: President and Chief Executive Officer